CERTIFICATE OF LIMITED PARTNERSHIP
OF
UNITED STATES SHORT OIL FUND, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST: The name of the limited partnership is United States Short Oil Fund, LP.

SECOND: The address of its registered office in the State of Delaware shall be Corporation Service Company, at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the registered agent for service of process in the State of Delaware at such address is the Corporation Service Company.

THIRD: The name and mailing address of the general partner shall be United States Commodity Funds LLC, at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Limited Partnership to be duly executed as of this 30th day of June, 2008.

United States Commodity Funds LLC as General Partner

By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber
Authorized Person